                               ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Escrow Agreement") is made as of the 31st day of
                             ----------------
August, 1999, by and among COLLEGE TELEVISION NETWORK, INC., a Delaware corporation ("Purchaser"), COLLEEN GORDON and KEVIN WEST (collectively, the
              ---------
"Shareholders"), and SunTrust Bank, Atlanta, a Georgia corporation ("Escrow
 ------------                                                        ------
Agent").
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                              W I T N E S E T H:
                              -----------------

     WHEREAS, Purchaser, the Shareholders and Armed Forces Communications, Inc., a New York corporation d/b/a Market Place Media ("Company"), have entered into a
                                                  -------
Stock Purchase Agreement dated July 16, 1999 (the "Purchase Agreement"),
                                                   ------------------
pursuant to which the Purchaser is acquiring all of the capital stock in the Company owned by the Shareholders; and

     WHEREAS, this Escrow Agreement is being entered into pursuant to Sections 1.2(b) and 5.1(d) of the Purchase Agreement; and

     WHEREAS, the Escrow Agent is willing to act as escrow agent in accordance with the terms and conditions set forth herein and the Purchaser and the Shareholders desire the Escrow Agent to so act; and

     WHEREAS, insofar as the Escrow Agent is concerned, this Escrow Agreement shall be the sole document governing the obligations of the Escrow Agent relating to the Escrow Amount (as defined herein) and interest thereon;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged conclusively, the parties, intending to be legally bound, agree as follows:

     1.   Establishment of Escrow Agreement.  The Escrow Agent shall establish
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through its Trust Department an interest-bearing, escrow account designated as the "Market Place Escrow Account" (the "Account") into which shall be deposited
                                        -------
by the Purchaser in immediately available funds upon the closing ("Closing") of
                                                                   -------
the Purchase Agreement the amount of $2,500,000 (the "Escrow Amount"), and the
                                                      -------------
Escrow Agent shall hold such Escrow Amount and interest accrued thereon in escrow (subject to investment thereof in accordance with Section 2 hereof) and shall distribute the same pursuant to the terms of this Escrow Agreement.

     2.   Receipt and Investment of Escrow Amount.  Upon receipt of the Escrow
          ---------------------------------------
Amount, the Escrow Agent shall immediately invest such Escrow Amount in a separate and distinct U.S. Treasury Securities Money Market Fund deposit account bearing interest at a rate customary for like accounts offered by the Escrow Agent.

     3.   Distribution of Funds.
          ---------------------

          (a)  Written Instructions.  In the event that the Escrow Agent shall
               --------------------
receive written instructions jointly executed by the Purchaser and the Shareholders directing that the Escrow Amount (or a portion thereof) be disbursed, the Escrow Agent shall disburse such funds as directed in the instructions. In the event that the Escrow Agent shall receive written instructions executed by only the Purchaser directing that the Escrow Amount (or a portion thereof) be distributed to the Purchaser (which instructions the Purchaser shall simultaneously deliver to the Shareholders), and the Shareholders shall not, within 20 days of the receipt of such instructions by the Escrow Agent, have delivered to the Escrow Agent and the Purchaser written notice that the Shareholders dispute the disbursement to be made pursuant to the Purchaser's instructions, then the Escrow Agent shall disburse the Escrow Amount (or the portion thereof set forth in the Purchaser's instructions) to the Purchaser. In the event the Escrow Agent and the Purchaser receive, within such 20-day period, written notice from the Shareholders disputing the disbursement of the Escrow Amount (or any portion thereof) to be made pursuant to the Purchaser's instructions, then distribution shall be made in accordance with the final determination of an arbitrator, in accordance with Section 13 hereof, or as the Purchaser and the Shareholders may jointly instruct the Escrow Agent in writing. Written instructions relied upon by the Escrow Agent may be in the form of original copy or telecopy (which, in each case, may be executed in counterparts).

          (b)  Instruction by Court. In the event that the Escrow Agent shall be
               --------------------
served with a copy of an order of a court of competent jurisdiction instructing the Escrow Agent as to the disposition of the Escrow Amount (or any portion thereof), the Escrow Agent shall disburse the funds as provided therein.

          (c)  No Instructions. To the extent that the Escrow Agent has not
               ---------------
received instructions for disbursement on or prior to August 31, 2000, the Escrow Agent shall disburse all of the Escrow Amount or remaining portion thereof (together with all accrued interest) to the Shareholders.

     4.   Responsibility of the Escrow Agent.  The Escrow Agent hereby accepts
          ----------------------------------
the escrow created by this Escrow Agreement and agrees to serve in the capacity of Escrow Agent hereunder in accordance with the terms and conditions hereof. The Escrow Agent shall not incur liability to any party for damages, losses or expenses, except for its own gross negligence or willful misconduct and:

          (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement, and no implied covenants, duties or obligations shall bind or be enforceable against the Escrow Agent. The Escrow Agent shall not be liable for any action taken, suffered, or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights, duties, privileges, or powers conferred upon it by this Escrow Agreement. The Escrow Agent shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Escrow Agent. The Escrow Agent shall not be liable to any person with respect to any action taken, omitted or suffered to be taken by it in accordance with the provisions of this Escrow Agreement or in accordance with the written directions described in Section 3 hereof.

          (b) The Escrow Agent may act in reliance upon any instrument, whether original or telecopy, or signature believed to be genuine and may assume that any person purporting to give in writing, notice, advice, or instructions in connection with the provisions hereof has been duly authorized to do so.

          (c) The Escrow Agent may consult with and obtain advice from legal counsel, auditors, and other experts in connection with this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the written opinions and instructions of such counsel, auditors or other experts rendered within the area of their respective expertise. Any such fees and expenses of such legal counsel, auditors or other experts shall be considered part of the fees and expenses described herein.

          (d) The Escrow Agent may exercise any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any liability to any other person as a result of any failure of the Escrow Agent to qualify to do business in any jurisdiction other than the jurisdiction of its formation.

          (e) The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution, or sufficiency of this Escrow Agreement or any agreement mandatory or supplemental hereto.

          (f) No property held in escrow by the Escrow Agent hereunder shall be subject to any setoff, counterclaim, recoupment, or other right that the Escrow Agent may have against Purchaser or the Shareholders (except with respect to any payment or reimbursement to be made to the Escrow Agent hereunder) or against any other person for any reason whatsoever.

          (g) The Escrow Agent makes no representation as to the validity, value, genuineness, or collectibility of any monies or instrument delivered to it.

     5.   Indemnity.  The Purchaser and Shareholders hereby, jointly and
          ---------
severally, agree to indemnify Escrow Agent against, and agree to hold Escrow Agent harmless from, any and all claims, actions, demands, losses, damages, expenses (including, without limitation, court costs, attorneys' fees and expenses, and accountants' fees), and liabilities that may be imposed upon Escrow Agent in the performance of its duties hereunder as Escrow Agent, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter hereof, but excluding any such claims, actions, demands, losses, damages, expenses, and liabilities resulting from or arising out of any willful misconduct or gross negligence by Escrow Agent hereunder.

     6.   Qualification.  The Escrow Agent shall at all times be a bank or trust
          -------------
company in good standing, organized and doing business under the laws of the United States of America or a State of the United States, and authorized under the laws of its jurisdiction of incorporation to exercise corporate escrow powers. If the Escrow Agent shall at any time cease to have the foregoing qualifications, the Escrow Agent shall promptly provide written notice thereof to Purchaser and the Shareholders, thereby permitting Purchaser and the Shareholders to elect to arrange for a successor Escrow Agent.

     7.   Compensation to Escrow Agent.  Escrow Agent's fee for performing its
          ----------------------------
duties under this Agreement shall be $3,000.00, and, additionally, Escrow Agent shall be entitled to reimbursement for the reasonable fees and disbursements, if any, of the Escrow Agent's counsel and all other reasonable expenses, disbursements and liabilities incurred or made by Escrow Agent hereunder. All fees and expenses of the Escrow Agent shall be paid by the Shareholders. The Escrow Agent may deduct its fees and expenses from the disbursements to the Shareholders and shall simultaneously therewith provide Shareholders with a statement for such fees and expenses.

     8.   Termination.  This Escrow Agreement shall terminate upon final
          -----------
disbursement of the entire Escrow Amount plus accrued interest in accordance with the terms hereof; provided, however, that the obligation of the
                       --------  -------
Shareholders to pay the compensation and reimbursement for expenses set forth in
Section 7 above shall survive; provided, further, however, that the provisions
                               --------  -------  -------
of Section 5 hereof shall survive.

     9.   Notices. All notices, consents, waivers and other communications under
          -------
this Escrow Agreement must be in writing and will be deemed to have been duly given: (i) upon delivery by hand (with written confirmation of receipt); (ii) upon transmission by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; (iii) five
(5) business days after posting, if transmitted by postage prepaid registered or certified mail, return receipt requested; or (iv) upon receipt by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice in accordance with this notice section):

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

     If to Escrow Agent:      SunTrust Bank, Atlanta
                              Corporate Trust Department
                              25 Park Place, 24th Floor
                              Atlanta, Georgia 30303-2900
                              Attention:  Rebecca Fisher
                              Telephone:  (404) 588-7262
                              Telecopy:   (404) 588-7335

     If to Purchaser:         College Television Network, Inc.
                              5784 Lake Forrest Drive, Suite 275
                              Atlanta, Georgia  30378
                              Attention:  Jason Elkin, President
                              Telephone:  (404) 256-4444
                              Telecopy:   (404) 257-9517
                              Tax ID No.  13-3557317

     If to Shareholders:      Colleen Gordon
                              479 El Cielito Road
                              Santa Barbara, California  93105
                              Telephone:  805-968-8007
                              Telecopy:   805-968-8449
                              Social Security No.  ###-##-####

                              Kevin West
                              479 El Cielito Road
                              Santa Barbara, California  93105
                              Telephone: 805-968-8007
                              Telecopy:  805-968-8449
                              Social Security No.  ###-##-####

     10.  Resignation.  The Escrow Agent may resign at any time, upon 30 days'
          -----------
prior written notice to the Purchaser and the Shareholders and shall deposit all amounts then held by it with a successor escrow agent to be jointly designated by the Purchaser and the Shareholders. Any such successor escrow agent must agree to be and shall be bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent under this Escrow Agreement. If, upon the effective date of such resignation, no successor escrow agent shall have been designated, the Escrow Agent shall have the right to tender into the registry or custody of any court of competent jurisdiction any part or all of the Escrow Amount and shall be relieved of any further obligations under this Escrow Agreement. Such resignation shall not deprive the Escrow Agent of its compensation earned prior thereto, and the provisions of Section 5 hereof shall survive any resignation by the Escrow Agent.

     11.  Successors and Assigns.  This Escrow Agreement shall inure to the
          ----------------------
benefit and be binding upon the parties hereto and their respective successors and assigns.

     12.  Severability. In the event that any one or more provisions contained
          ------------
in this Escrow Agreement shall be deemed or declared invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not thereby be affected or impaired in any way.

     13.  Governing Law. This Escrow Agreement shall be governed by, and
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construed and enforced in accordance with, the laws of the State of Georgia.

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

     14.  Binding Arbitration. Except as otherwise specifically provided herein,
          -------------------
all disputes arising under this Escrow Agreement shall be submitted to and settled by arbitration. Arbitration shall be by one (1) arbitrator selected in accordance with the rules of the American Arbitration Association, Los Angeles, California ("AAA"), by the AAA. The hearing before the arbitrator shall be held
             ---
in Los Angeles, California and shall be conducted in accordance with the rules existing at the date thereof of the AAA, to the extent not inconsistent with this Escrow Agreement; provided, however, that should the Escrow Agent take any
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legal action in connection with this Escrow Agreement or towards its enforcement, the Escrow Agent may change the rules and location of the AAA set forth herein to those of the AAA in Atlanta, Georgia. The decision of the arbitrator shall be final and binding as to any matters submitted to them under this Escrow Agreement. All costs and expense incurred in connection with any such arbitration proceeding and those incurred in any civil action to enforce the same shall be borne by the party against which the decision is rendered.

     15.  Counterparts.  This Escrow Agreement may be executed in multiple
          ------------
counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same agreement.

     16.  No Waiver.  No course of dealing, nor any delay on the part of the
          ---------
Escrow Agent or any party to this Escrow Agreement in exercising any rights hereunder, nor any failure to exercise the same, shall operate as a waiver of such rights hereof, and may be amended or modified only by a writing signed by the parties hereto.

     17.  Headings.  The headings of the sections of this Escrow Agreement are
          --------
inserted as a matter of convenience and for reference only, and in no way define, limit, extend or describe the scope of this Escrow Agreement or the intent of any provision hereof.

     18.  Amendments. This Escrow Agreement cannot be amended or modified except
          ----------
by another agreement in writing signed by all the parties hereto or by their respective successors in interest.



                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date and year first above written.


                                             "Purchaser"

                                             COLLEGE TELEVISION NETWORK, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________
                                             Tax ID No: 13-3557317


                                             "Shareholders"

                                             ___________________________________
                                             Colleen Gordon
                                             SSN: ###-##-####


                                             ___________________________________
                                             Kevin West
                                             SSN: ###-##-####


                                             "Escrow Agent"


                                             SUNTRUST BANK, ATLANTA


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

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